Exhibit 23.3

MillerEllin/company LLP	750 Lexington Avenue
New York, NY 10022-1200

Certified Public Accountants	212 750 9100	phone
	212 750 2727	fax
	mec@millerellin.com	e-mail

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Form S-8 of Infusystem Holdings, Inc. of our report dated April 6, 2006, with respect to the financial statements of Infusystem Holdings, Inc., included in the Annual Report (Form 10-K) for the period from August 15, 2005 (date of inception) to December 31, 2005.

/s/ Miller Ellin & Company, LLP
CERTIFIED PUBLIC ACCOUNTANTS

New York, New York

April 3, 2008